UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 12, 2014

Adamas Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36399	42-1560076
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

2200 Powell Street, Suite 220 Emeryville, CA	94608
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (510) 450-3500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a)         Appointment of Chief Operating Officer

On August 12, 2014, the board of directors of Adamas Pharmaceuticals, Inc. (the “Company”) promoted Jeffrey Knapp to be the Company’s Chief Operating Officer.  Mr. Knapp previously served as the Company’s Chief Commercial Officer since February 2014.  From July 2006 to March 2013, Mr. Knapp served as Chief Commercial Officer of Affymax, Inc., a biopharmaceutical company. From November 2005 to April 2006, Mr. Knapp served as Senior Vice President, Sales and Marketing at Abgenix, Inc., a biopharmaceutical company. From October 2004 to July 2005, Mr. Knapp served as Vice President, Sales and Marketing, North America at Pharmion Corporation, a pharmaceutical company. From November 2001 to October 2004, Mr. Knapp served as Vice President, U.S. sales and marketing at EMD Pharmaceuticals, a division of Merck KGaA, a pharmaceutical company. He has also held sales, marketing and business development positions at Eli Lilly and Company and Schering-Plough Corporation, both pharmaceutical companies. Mr. Knapp holds a B.A. from Wittenberg University.

In connection with Mr. Knapp’s promotion, the Company increased his annual base salary from $340,000 to $355,000 and increased his target bonus percentage from 30% to 40% of his base salary, based upon both the Company’s achievement of its performance goals and Mr. Knapp’s achievement of his personal goals.

(b)         Appointment of William J. Dawson as Chief Financial Officer

On August 12, 2014, the Company’s board of directors appointed William J. Dawson as the Company’s Chief Financial Officer, effective immediately. In such capacity, Mr. Dawson will also serve as the Company’s principal financial officer and principal accounting officer.

Mr. Dawson previously served as Chief Financial Officer of Catalyst Biosciences, Inc., a privately-held biotechnology company from March 2010 to April 2012.  From August 2004 to April 2009, Mr. Dawson served as Vice President, Finance and Chief Financial Officer of Cerus Corporation, a publicly-held biopharmaceutical company, where Mr. Dawson was responsible for managing Cerus’ corporate development efforts and its financial and accounting organization. Prior to joining Cerus, Mr. Dawson served in a variety of senior financial positions at companies in the biotechnology, healthcare services and information technology, investment banking, alternate energy and transportation industries.  Mr. Dawson has served as a member of the board of directors of McGrath RentCorp, a publicly held business-to-business rental company, since 1998 and as a member of the board of directors of Wellington Trust Company, a subsidiary of Wellington Management Company, LLP, a private institutional investment management company, since 2001.  Mr. Dawson received a Bachelor’s degree from Stanford’s School of Engineering, Department of Architecture with a concentration in Mechanical Engineering and an M.B.A. from Harvard Business School.

In connection with Mr. Dawson’s appointment as Chief Financial Officer, the Company entered into an offer letter with him pursuant to which the Company has agreed to pay Mr. Dawson an annual base salary of $340,000. Mr. Dawson is also eligible to earn an annual bonus of up to an additional 30% of his annual base salary based upon both the Company’s achievement of its performance goals and Mr. Dawson’s achievement of his personal goals. During Mr. Dawson’s employment, he is eligible to participate in the Company’s equity compensation plans and employee benefit plans available to other employees of the Company.  In addition, as an executive officer, Mr. Dawson is eligible to participate in the Company’s Executive Severance Plan. In connection with his appointment, he will receive an option to purchase 130,000 shares of the Company’s common stock pursuant to the Company’s 2014 Equity Incentive Plan.  Twenty-five percent of the shares subject to the stock option will vest on the one-year anniversary of the date Mr. Dawson’s employment commenced and the remainder shall vest in monthly installments over the following 36 months, subject to Mr. Dawson’s continuous service.

A copy of the offer letter between the Company and Mr. Dawson is attached hereto as Exhibit 10.8.

(c)          Departure of Anthony Rimac

On August 12, 2014, the Company announced the departure of Anthony Rimac, the Company’s Chief Financial Officer, effective immediately.  In connection with Mr. Rimac’s departure, on August 12, 2014, the Company entered into a separation agreement with Mr. Rimac pursuant to which Mr. Rimac will receive:

1.              A single lump sum payment of $150,000, subject to standard payroll deductions and withholdings; and

2.              Payment of COBRA group health insurance premiums for Mr. Rimac and his eligible dependents until the earlier of (a) 6 months following Mr. Rimac’s separation date, (b) the expiration of Mr. Rimac’s eligibility for the continuation coverage under COBRA, and (c) the date Mr. Rimac becomes eligible for substantially equivalent health insurance coverage in connection with new employment or self-employment.

In addition, pursuant to the separation agreement, Mr. Rimac will continue to provide consulting services to the Company at the request, and subject to the direction, of the Company’s Chief Executive Officer, up to a maximum of 20 hours per week. In connection with Mr. Rimac’s consulting services, Mr. Rimac’s outstanding options to purchase the Company’s common stock will continue to vest.  Mr. Rimac may terminate his consulting relationship at any time prior to its automatic termination on February 16, 2015.  The Company may terminate Mr. Rimac’s consulting relationship immediately if Mr. Rimac breaches any of his obligations under the separation agreement or under his confidentiality agreement with the Company.

Mr. Rimac’s separation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

A copy of the separation agreement between the Company and Mr. Rimac is attached hereto as Exhibit 10.9.

A copy of the press release announcing Mr. Knapp’s promotion, Mr. Dawson’s appointment and Mr. Rimac’s departure is attached hereto as Exhibit 99.1.

Item 9.01          Financial Statements and Exhibits.

(d)          Exhibits

Exhibit No.	Description
10.8	Offer Letter by and between Adamas Pharmaceuticals, Inc. and William J. Dawson, dated as of August 12, 2014.
10.9	Separation Agreement by and between Adamas Pharmaceuticals, Inc. and Anthony Rimac, dated as of August 12, 2014.
99.1	Press Release dated August 13, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Adamas Pharmaceuticals, Inc.

Dated: August 13, 2014
	By:	/s/ Gregory Went
Gregory Went
Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.	Description
10.8	Offer Letter by and between Adamas Pharmaceuticals, Inc. and William J. Dawson, dated as of August 12, 2014.
10.9	Separation Agreement by and between Adamas Pharmaceuticals, Inc. and Anthony Rimac, dated as of August 12, 2014.
99.1	Press Release dated August 13, 2014.